UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 24, 2016

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2016, William Gardiner notified the Board of Directors of SM Energy Company (the “Company”) of his intention not to stand for re-election to the Board at the Company’s 2016 Annual Meeting of Stockholders. Mr. Gardiner’s term of office as a director will expire at the conclusion of the 2016 Annual Meeting. In connection with Mr. Gardiner’s announcement and pursuant to the Company’s Amended and Restated By-laws, the Board of Directors adopted a resolution to reduce the size of the Board to eight directors immediately upon Mr. Gardiner’s retirement.  Mr. Gardiner has served as a director of the Company since 1999. Mr. Gardiner’s decision not to stand for re-election is not as a result of any disagreement with the Company or the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date: March 25, 2016	By:	/s/ DAVID W. COPELAND
David W. Copeland
Executive Vice President, General Counsel and Corporate Secretary